J2 Global Reports Fourth Quarter and Year End 2019 Results and Provides 2020 Outlook

Achieves Record Revenues
Provides Fiscal 2020 Financial Estimates

LOS ANGELES -- J2 Global, Inc. (NASDAQ: JCOM) today reported financial results for the fourth quarter and year ended December 31, 2019, and provided fiscal 2020 financial estimates.

“We had a tremendous finish to a very strong year and have more than doubled our revenues from five years ago,” said Vivek Shah, CEO of J2 Global. “We’re excited to carry that momentum into 2020 with a strong portfolio, balance sheet and leadership team.”

FOURTH QUARTER 2019 HIGHLIGHTS

Q4 2019 quarterly revenues increased 17.2% to a Q4 record of $405.6 million compared to $346.1 million for Q4 2018.

Net cash provided by operating activities decreased 3.7% to $103.2 million compared to $107.2 million for Q4 2018. Q4 2019 free cash flow(2) decreased 14.3% to $82.1 million compared to $95.8 million for Q4 2018. The decrease over the prior comparable period is primarily due to a greater percentage of revenues and EBITDA coming from the Digital Media business which has a longer collection cycle resulting in less cash inflows associated with accounts receivable of approximately $14.7 million and additional payments and timing differences associated with certain other working capital within the Digital Media business of approximately $9.5 million in comparison to Q4 2018.

GAAP earnings per diluted share(3) increased 137.9% to $2.45 in Q4 2019 compared to $1.03 for Q4 2018 and GAAP net income increased 143.1% to $123.0 million in Q4 2019 compared to $50.6 million for Q4 2018 primarily due to the recognition of a $53.7 million tax benefit as the result of an intra-entity transfer as part of the reorganization of our international operating structure.

Adjusted non-GAAP earnings per diluted share(3)(4) for the quarter increased 12.8% to $2.38 compared to $2.11 for Q4 2018.

Quarterly Adjusted EBITDA(5) increased 14.3% to $176.3 million in the quarter compared to $154.3 million for Q4 2018.

J2 ended the quarter with approximately $675.7 million in cash and investments which included $537.1 million of net proceeds from the issuance of 1.75% Convertible Senior Notes.

Key financial results for Q4 2019 versus Q4 2018 are set forth in the following table (in millions, except per share amounts). Reconciliations of Adjusted non-GAAP earnings per diluted share, Adjusted EBITDA and free cash flow to their nearest comparable GAAP financial measures are attached to this Press Release.

	Q4 2019	Q4 2018	% Change
Revenues
Cloud Services	$169.3 million	$148.1 million	14.3%
Digital Media	$236.3 million	$198.0 million	19.3%
Total Revenue: (1)	$405.6 million	$346.1 million	17.2%
Operating Income	$110.2 million	$86.7 million	27.1%
Net Cash Provided by Operating Activities	$103.2 million	$107.2 million	(3.7)%
Free Cash Flow (2)	$82.1 million	$95.8 million	(14.3)%
GAAP Earnings per Diluted Share (3)	$2.45	$1.03	137.9%
Adjusted Non-GAAP Earnings per Diluted Share (3) (4)	$2.38	$2.11	12.8%
GAAP Net Income	$123.0 million	$50.6 million	143.1%
Adjusted Non-GAAP Net Income	$115.5 million	$103.7 million	11.4%
Adjusted EBITDA (5)	$176.3 million	$154.3 million	14.3%
Adjusted EBITDA Margin (5)	43.5%	44.6%	(2.5)%

FULL YEAR 2019 HIGHLIGHTS

2019 revenues increased 13.6% to a record of $1,372.0 million in 2019 compared to $1,207.3 million for 2018.

Net cash provided by operating activities increased 2.8% to $412.5 million in 2019 compared to $401.3 million for 2018. 2019 free cash flow(2) increased 1.6% to $350.4 million compared to $344.9 million for 2018.

GAAP earnings per diluted share(6) increased 69.5% to $4.39 in 2019 compared to $2.59 for 2018 and GAAP net income increased by 70.0% to $218.8 million in 2019 compared to $128.7 million for 2018 primarily due to the recognition of a $53.7 million tax benefit as the result of an intra-entity transfer as part of the reorganization of our international operating structure.

Adjusted non-GAAP earnings per diluted share(6)(7) for the year increased 11.5% to $7.08 compared to $6.35 for 2018.

Annual Adjusted EBITDA(5) increased 12.4% to $550.2 million in 2019 compared to $489.5 million for 2018.

J2 ended the year with approximately $675.7 million in cash and investments which included $537.1 million of net proceeds from the issuance of 1.75% Convertible Senior Notes and is after deploying approximately $478 million during the year for acquisitions, first and second quarter dividends, and approximately $16 million in respect of its share repurchase program.

Key financial results for 2019 versus 2018 are set forth in the following table (in millions, except per share amounts). Reconciliations of Adjusted non-GAAP earnings per diluted share, Adjusted EBITDA and free cash flow to their nearest comparable GAAP financial measures are attached to this Press Release.

	2019	2018	% Change
Revenues
Cloud Services	$661.8 million	$598.0 million	10.7%
Digital Media	$710.2 million	$609.3 million	16.6%
Total Revenue: (1)	$1,372.0 million	$1,207.3 million	13.6%
Operating Income	$277.1 million	$244.3 million	13.4%
Net Cash Provided by Operating Activities	$412.5 million	$401.3 million	2.8%
Free Cash Flow (2)	$350.4 million	$344.9 million	1.6%
GAAP Earnings per Diluted Share (6)	$4.39	$2.59	69.5%
Adjusted Non-GAAP Earnings per Diluted Share (6) (7)	$7.08	$6.35	11.5%
GAAP Net Income	$218.8 million	$128.7 million	70.0%
Adjusted Non-GAAP Net Income	$344.4 million	$312.3 million	10.3%
Adjusted EBITDA (5)	$550.2 million	$489.5 million	12.4%
Adjusted EBITDA Margin (5)	40.1%	40.5%	(1.0)%

BUSINESS OUTLOOK

For fiscal 2020, the Company estimates that it will achieve: revenues between $1.465 billion and $1.505 billion, Adjusted EBITDA between $575 million and $595 million and Adjusted non-GAAP earnings per diluted share of between $7.36 and $7.66.

Adjusted non-GAAP earnings per diluted share for 2020 excludes share-based compensation of between $19 million and $23 million, amortization of acquired intangibles and the impact of any currently unanticipated items, in each case net of tax.

It is anticipated that the non-GAAP effective tax rate for 2020 (exclusive of the release of reserves for uncertain tax positions) will be between 21% and 23%.

The Company has not reconciled the Adjusted non-GAAP earnings per diluted share and tax rate guidance included in this release to the most directly comparable GAAP measure because this cannot be done without unreasonable effort due to the variability with respect to costs related to acquisitions and taxation, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable and significant impact on our future GAAP financial results.

Notes:

(1)	The revenues associated with each of the businesses may not foot precisely since each is presented independently.
(2)
Free cash flow is defined as net cash provided by operating activities, less purchases of property, plant and equipment, plus contingent consideration. Free cash flow amounts are not meant as a substitute for GAAP, but are solely for informational purposes.

(3)
The estimated GAAP effective tax rates were approximately -43.2% for Q4 2019 and 29.5% for Q4 2018. The estimated Adjusted non-GAAP effective tax rates were approximately 21.3% for Q4 2019 and 21.3% for Q4 2018.

(4)
Adjusted non-GAAP earnings per diluted share excludes certain non-GAAP items, as defined in the Reconciliation of GAAP to Adjusted non-GAAP Financial Measures, for the three months ended December 31, 2019 and 2018 totaled ($0.07) and $1.08 per diluted share, respectively.

(5)
Adjusted EBITDA is defined as earnings before interest and other expense, net; income tax expense; depreciation and amortization; and the items used to reconcile EPS to Adjusted non-GAAP EPS, as defined in the Reconciliation of GAAP to Adjusted non-GAAP Financial Measures. Adjusted EBITDA amounts are not meant as a substitute for GAAP, but are solely for informational purposes.

(6)	The estimated GAAP effective tax rates were approximately -9.7% for 2019 and 25.2% for 2018. The estimated Adjusted non-GAAP effective tax rates were approximately 21.3% for 2019 and 21.0% for 2018.
(7)
Adjusted non-GAAP earnings per diluted share excludes certain non-GAAP items, as defined in the Reconciliation of GAAP to Adjusted non-GAAP Financial Measures, for the twelve months ended December 31, 2019 and 2018 totaled $2.69 and $3.76 per diluted share, respectively.

About J2 Global

J2 Global, Inc. (NASDAQ: JCOM) is a leading internet information and services company consisting of a portfolio of brands including IGN, Mashable, Humble Bundle, Speedtest, PCMag, Offers.com, Spiceworks, Everyday Health, BabyCenter and What To Expect in its Digital Media business and eFax, eVoice, iContact, Campaigner, Vipre, IPVanish and KeepItSafe in its Cloud Services business. J2 reaches in excess 180 million people per month across its brands. As of December 31, 2019, J2 had achieved 24 consecutive fiscal years of revenue growth. For more information about J2, please visit www.J2global.com.

Contact:

Rebecca Wright
J2 Global, Inc.
800-577-1790
press@J2.com

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this Press Release are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995, including those contained in Vivek Shah’s quote and the “Business Outlook” portion regarding the Company’s expected fiscal 2020 financial performance. These forward-looking statements are based on management’s current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors and uncertainties include, among other items: the Company’s ability to grow non-fax revenues, profitability and cash flows; the Company’s ability to identify, close and successfully transition acquisitions; subscriber growth and retention; variability of the Company’s revenue based on changing conditions in particular industries and the economy generally; protection of the Company’s proprietary technology or infringement by the Company of intellectual property of others; the risk of adverse changes in the U.S. or international regulatory environments, including but not limited to the imposition or increase of taxes or regulatory-related fees; and the numerous other factors set forth in J2 Global’s filings with the Securities and Exchange Commission (“SEC”). For a more detailed description of the risk factors and uncertainties affecting J2 Global, refer to the 2018 Annual Report on Form 10-K filed by J2 Global on March 1, 2019, and the other reports filed by J2 Global from time-to-time with the SEC, each of which is available at www.sec.gov. The forward-looking statements provided in this press release, including those contained in Vivek Shah’s quote and in the “Business Outlook” portion regarding the Company’s expected fiscal 2020 financial performance are based on limited information available to the Company at this time, which is subject to change. Although management’s expectations may change after the date of this press release, the Company undertakes no obligation to revise or update these statements.

About non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following Adjusted non-GAAP financial measures: Adjusted non-GAAP net income, Adjusted non-GAAP earnings per diluted share, Adjusted EBITDA and free cash flow. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these Adjusted non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes that these Adjusted non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures that may not be indicative of our recurring core business operating results. We believe that both management and investors benefit from referring to these Adjusted non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These Adjusted non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity. We believe these Adjusted non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.

For more information on these Adjusted non-GAAP financial measures, please see the appropriate GAAP to Adjusted non-GAAP reconciliation tables included within the attached Exhibit to this Release.

J2 GLOBAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED, IN THOUSANDS)

	December 31, 2019	December 31, 2018
ASSETS
Cash and cash equivalents	$575,615	$209,474
Accounts receivable, net of allowances of $12,701 and $10,422, respectively	261,928	221,615
Prepaid expenses and other current assets	49,347	29,242
Total current assets	886,890	460,331
Long-term investments	100,079	83,828
Property and equipment, net	127,817	98,813
Operating lease right-of-use assets	125,822	—
Goodwill	1,633,033	1,380,376
Other purchased intangibles, net	556,553	526,468
Deferred income taxes, noncurrent	59,976	—
Other assets	15,676	11,014
TOTAL ASSETS	$3,505,846	$2,560,830

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$238,059	$166,521
Income taxes payable, current	17,758	12,915
Deferred revenue, current	162,855	127,568
Operating lease liabilities, current	26,927	—
Other current liabilities	1,973	318
Total current liabilities	447,572	307,322
Long-term debt	1,448,461	1,013,129
Deferred revenue, noncurrent	12,744	13,200
Operating lease liabilities, noncurrent	104,070	—
Income taxes payable, noncurrent	11,675	11,675
Liability for uncertain tax positions	52,451	59,644
Deferred income taxes, noncurrent	107,453	69,048
Other long-term liabilities	10,228	51,068
TOTAL LIABILITIES	2,194,654	1,525,086
Commitments and contingencies	—	—
Preferred stock	—	—
Common stock	476	481
Additional paid-in capital	465,652	354,210
Treasury stock	—	(42,543)
Retained earnings	891,526	769,575
Accumulated other comprehensive loss	(46,462)	(45,979)
TOTAL STOCKHOLDERS’ EQUITY	1,311,192	1,035,744
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,505,846	$2,560,830

J2 GLOBAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED, IN THOUSANDS)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Total revenues	$405,588	$346,059	$1,372,054	$1,207,295

Cost of revenues (1)	64,328	55,962	237,323	201,074
Gross profit	341,260	290,097	1,134,731	1,006,221

Operating expenses:
Sales and marketing (1)	105,371	88,113	379,183	338,304
Research, development and engineering (1)	15,704	12,958	54,396	48,370
General and administrative (1)	109,940	102,342	424,072	375,267
Total operating expenses	231,015	203,413	857,651	761,941
Income from operations	110,245	86,684	277,080	244,280
Interest expense, net	18,921	15,559	69,546	61,987
Other expense (income), net	5,234	(1,443)	7,936	4,706
Income before income taxes and net loss in earnings of equity method investment	86,090	72,568	199,598	177,587
Income tax (benefit) expense	(37,227)	21,395	(19,376)	44,760
Net loss in earnings of equity method investment	294	559	168	4,140
Net income	$123,023	$50,614	$218,806	$128,687

Basic net income per common share:
Net income attributable to J2 Global, Inc. common shareholders	$2.54	$1.04	$4.52	$2.64

Diluted net income per common share:
Net income attributable to J2 Global, Inc. common shareholders	$2.45	$1.03	$4.39	$2.59

Basic weighted average shares outstanding	47,626,833	47,967,014	47,647,397	47,950,746
Diluted weighted average shares outstanding	49,425,395	48,505,023	49,025,684	48,927,791

(1) Includes share-based compensation expense as follows:
Cost of revenues	$135	$132	$525	$510
Sales and marketing	335	418	1,547	1,798
Research, development and engineering	385	366	1,477	1,553
General and administrative	4,673	5,784	20,373	24,232
Total	$5,528	$6,700	$23,922	$28,093

J2 GLOBAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED, IN THOUSANDS)

	Twelve Months Ended December 31,
	2019	2018
Cash flows from operating activities:
Net income	$218,806	$128,687
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	232,032	187,174
Amortization of financing costs and discounts	14,038	11,385
Amortization of operating lease assets	21,419	—
Share-based compensation	23,922	28,093
Provision for doubtful accounts	13,134	17,338
Deferred income taxes, net	(63,444)	25,050
Changes in fair value of contingent consideration	6,318	18,944
Loss on equity method investments	139	10,506
Impairment loss on equity securities	4,164	—
Decrease (increase) in:
Accounts receivable	(30,680)	4,034
Prepaid expenses and other current assets	(8,685)	2,211
Other assets	(4,083)	2,391
Increase (decrease) in:
Accounts payable and accrued expenses	(770)	(35,220)
Income taxes payable	(1,738)	(29,042)
Deferred revenue	6,844	11,991
Operating lease liabilities	(20,240)	—
Liability for uncertain tax positions	(453)	7,694
Other long-term liabilities	1,816	10,089
Net cash provided by operating activities	412,539	401,325
Cash flows from investing activities:
Distribution from equity method investment	10,288	—
Purchases of equity method investment	(29,584)	(36,635)
Purchases of available-for-sale investments	—	(500)
Purchases of property and equipment	(70,588)	(56,379)
Acquisition of businesses, net of cash received	(415,343)	(312,430)
Purchases of intangible assets	(46)	(669)
Net cash used in investing activities	(505,273)	(406,613)
Cash flows from financing activities:
Issuance of long-term debt	550,000	—
Debt issuance cost	(12,862)	—
Payment of debt	(5,100)	(2,204)
Proceeds from line of credit	185,000	—
Repayment of line of credit	(185,000)	—
Repurchase of common stock	(20,803)	(47,102)
Issuance of common stock under employee stock purchase plan	4,512	2,084
Exercise of stock options	5,274	1,540
Dividends paid	(43,533)	(81,679)
Deferred payments for acquisitions	(18,876)	(3,558)
Other	(1,917)	(443)
Net cash provided by (used in) financing activities	456,695	(131,362)
Effect of exchange rate changes on cash and cash equivalents	2,180	(4,821)
Net change in cash and cash equivalents	366,141	(141,471)
Cash and cash equivalents at beginning of year	209,474	350,945
Cash and cash equivalents at end of year	$575,615	$209,474

J2 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2019 AND 2018
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

Non-GAAP net income is GAAP net income with the following modifications: (1) elimination of share-based compensation; (2) elimination of certain acquisition-related integration costs; (3) elimination of interest costs in excess of the coupon rate associated with the convertible notes; (4) elimination of amortization of patents and intangible assets that we acquired; (5) elimination of change in value on investment; (6) elimination of additional tax expense/benefit from prior years; (7) elimination of certain restructuring costs; (8) elimination of tax expense/benefit from intra-entity transfers; and (9) elimination of dilutive effect of the convertible debt.

	Three Months Ended December 31,
	2019	Per Diluted Share *	2018	Per Diluted Share *
Net income	$123,023	$2.45	$50,614	$1.03
Plus:
Share based compensation (1)	7,843	0.16	5,806	0.12
Acquisition related integration costs (2)	(824)	(0.02)	6,396	0.13
Interest costs (3)	5,198	0.11	1,915	0.04
Amortization (4)	30,399	0.64	38,113	0.79
Investments (5)	3,567	0.08	671	0.01
Tax benefit from prior years (6)	(10)	—	(2)	—
Restructuring costs (7)	—	—	161	—
Intra-entity transfers (8)	(53,690)	(1.13)	—	—
Convertible debt dilution (9)	—	0.07	—	0.02
Adjusted non-GAAP net income	$115,506	$2.38	$103,674	$2.11

	Twelve Months Ended December 31,
	2019	Per Diluted Share *	2018	Per Diluted Share *
Net income	$218,806	$4.39	$128,687	$2.59
Plus:
Share based compensation (1)	21,701	0.46	21,062	0.44
Acquisition related integration costs (2)	13,152	0.28	25,535	0.53
Interest costs (3)	10,367	0.22	6,079	0.13
Amortization (4)	130,547	2.74	123,789	2.57
Investments (5)	3,441	0.07	6,636	0.14
Tax expense from prior years (6)	62	—	335	0.01
Restructuring costs (7)	—	—	161	—
Intra-entity transfers (8)	(53,690)	(1.13)	—	—
Convertible debt dilution (9)	—	0.12	—	0.05
Adjusted non-GAAP net income	$344,386	$7.08	$312,284	$6.35

* The reconciliation of net income per share from GAAP to Adjusted non-GAAP may not foot since each is calculated independently.

J2 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
THREE MONTHS ENDED DECEMBER 31, 2019 AND 2018
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

Non-GAAP net income is GAAP net income with the following modifications: (1) elimination of share-based compensation; (2) elimination of certain acquisition-related integration costs; (3) elimination of interest costs in excess of the coupon rate associated with the convertible notes; (4) elimination of amortization of patents and intangible assets that we acquired; (5) elimination of change in value on investment; (6) elimination of additional tax expense/benefit from prior years; (7) elimination of certain restructuring costs; (8) elimination of tax expense/benefit from intra-entity transfers; and (9) elimination of dilutive effect of the convertible debt.

	Three Months Ended December 31,
	2019	2018
Cost of revenues	$64,328	$55,962
Plus:
Share based compensation (1)	(135)	(132)
Acquisition related integration costs (2)	(43)	50
Amortization (4)	(450)	(544)
Adjusted non-GAAP cost of revenues	$63,700	$55,336
Sales and marketing	$105,371	$88,113
Plus:
Share based compensation (1)	(335)	(418)
Acquisition related integration costs (2)	274	53
Restructuring costs (7)	—	(184)
Adjusted non-GAAP sales and marketing	$105,310	$87,564
Research, development and engineering	$15,704	$12,958
Plus:
Share based compensation (1)	(385)	(366)
Acquisition related integration costs (2)	48	(38)
Adjusted non-GAAP research, development and engineering	$15,367	$12,554
General and administrative	$109,940	$102,342
Plus:
Share based compensation (1)	(4,673)	(5,784)
Acquisition related integration costs (2)	801	(6,448)
Amortization (4)	(48,333)	(43,186)
Adjusted non-GAAP general and administrative	$57,735	$46,924
Interest expense, net	$18,921	$15,559
Plus:
Acquisition related integration costs (2)	—	(15)
Interest costs (3)	(3,293)	(2,211)
Adjusted non-GAAP interest expense, net	$15,628	$13,333
Other expense (income), net	$5,234	$(1,443)
Plus:
Investments (5)	(4,164)	—
Adjusted non-GAAP other expense (income), net	$1,070	$(1,443)

Continued from previous page

Income Tax Provision	$(37,227)	$21,395
Plus:
Share based compensation (1)	(2,315)	894
Acquisition related integration costs (2)	(256)	2
Interest costs (3)	(1,905)	296
Amortization (4)	18,384	5,617
Investments (5)	891	(112)
Tax expense from prior years (6)	10	2
Restructuring costs (7)	—	23
Intra-entity transfers (8)	53,690	—
Adjusted non-GAAP income tax provision	$31,272	$28,117
Net loss in earnings of equity method investment	$294	$559
Plus:
Investments (5)	(294)	(559)
Adjusted non-GAAP net loss in earnings of equity method investment	$—	$—

Total adjustments	$7,517	$(53,060)

GAAP earnings per diluted share	$2.45	$1.03
Adjustments *	$(0.07)	$1.08
Adjusted non-GAAP earnings per diluted share	$2.38	$2.11
* The reconciliation of net income per share from GAAP to Adjusted non-GAAP may not foot since each is calculated independently.

The Company discloses Adjusted non-GAAP Earnings Per Share (“EPS”) as a supplemental Non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that this Adjusted non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company’s performance. Accordingly, the Company believes that the presentation of this Adjusted non-GAAP financial measure provides useful information to investors.

Adjusted non-GAAP EPS is not in accordance with, or an alternative to, net income per share and may be different from Non-GAAP measures with similar or even identical names used by other companies. In addition, this Adjusted non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This Adjusted non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

J2 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
TWELVE MONTHS ENDED DECEMBER 31, 2019 AND 2018
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

Non-GAAP net income is GAAP net income with the following modifications: (1) elimination of share-based compensation; (2) elimination of certain acquisition-related integration costs; (3) elimination of interest costs in excess of the coupon rate associated with the convertible notes; (4) elimination of amortization of patents and intangible assets that we acquired; (5) elimination of change in value on investment; (6) elimination of additional tax expense/benefit from prior years; (7) elimination of certain restructuring costs; (8) elimination of tax expense/benefit from intra-entity transfers; and (9) elimination of dilutive effect of the convertible debt.

	Twelve Months Ended December 31,
	2019	2018
Cost of revenues	$237,323	$201,074
Plus:
Share based compensation (1)	(525)	(510)
Acquisition related integration costs (2)	(368)	(296)
Amortization (4)	(1,893)	(2,230)
Adjusted non-GAAP cost of revenues	$234,537	$198,038
Sales and marketing	$379,183	$338,304
Plus:
Share based compensation (1)	(1,547)	(1,798)
Acquisition related integration costs (2)	(2,870)	(1,872)
Restructuring costs (7)	—	(184)
Adjusted non-GAAP sales and marketing	$374,766	$334,450
Research, development and engineering	$54,396	$48,370
Plus:
Share based compensation (1)	(1,477)	(1,553)
Acquisition related integration costs (2)	(2,039)	(324)
Adjusted non-GAAP research, development and engineering	$50,880	$46,493
General and administrative	$424,072	$375,267
Plus:
Share based compensation (1)	(20,373)	(24,232)
Acquisition related integration costs (2)	(11,745)	(26,909)
Amortization (4)	(180,603)	(145,849)
Tax expense from prior years (6)	(104)	(378)
Adjusted non-GAAP general and administrative	$211,247	$177,899
Interest expense, net	$69,546	$61,987
Plus:
Acquisition related integration costs (2)	27	(83)
Interest costs (3)	(10,121)	(8,655)
Tax expense from prior years (6)	—	(57)
Adjusted non-GAAP interest expense, net	$59,452	$53,192
Other expense, net	$7,936	$4,706
Plus:
Investments (5)	(4,164)	(2,900)
Adjusted non-GAAP other expense, net	$3,772	$1,806

Continued from previous page

Income tax provision	$(19,376)	$44,760
Plus:
Share based compensation (1)	2,221	7,031
Acquisition related integration costs (2)	3,843	3,949
Interest costs (3)	(246)	2,576
Amortization (4)	51,949	24,290
Investments (5)	891	404
Tax expense from prior years (6)	42	100
Restructuring costs (7)	—	23
Intra-entity transfers (8)	53,690	—
Adjusted non-GAAP income tax provision	$93,014	$83,133
Net loss in earnings of equity method investment	$168	$4,140
Plus:
Investments (5)	(168)	(4,140)
Adjusted non-GAAP net loss in earnings of equity method investment	$—	$—

Total adjustments	$(125,580)	$(183,597)

GAAP earnings per diluted share	$4.39	$2.59
Adjustments *	$2.69	$3.76
Adjusted non-GAAP earnings per diluted share	$7.08	$6.35
* The reconciliation of net income per share from GAAP to Adjusted non-GAAP may not foot since each is calculated independently.

The Company discloses Adjusted non-GAAP Earnings Per Share (“EPS”) as a supplemental Non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that this Adjusted non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company’s performance. Accordingly, the Company believes that the presentation of this Adjusted non-GAAP financial measure provides useful information to investors.

Adjusted non-GAAP EPS is not in accordance with, or an alternative to, net income per share and may be different from Non-GAAP measures with similar or even identical names used by other companies. In addition, this Adjusted non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This Adjusted non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Non-GAAP Financial Measures

To supplement its condensed consolidated financial statements, which are prepared and presented in accordance with US GAAP, the Company uses the following Non-GAAP financial measures: Adjusted EBITDA, Adjusted non-GAAP Net Income, and Adjusted non-GAAP Diluted EPS (collectively the “Non-GAAP financial measures”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with U.S. GAAP. The Company uses these Non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about core operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making.

(1) Share Based Compensation. The Company excludes stock-based compensation because it is non-cash in nature and because the Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. The Company further believes this measure is useful to investors in that it allows for greater transparency to certain line items in its financial statements. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(2) Acquisition Related Integration Costs. The Company excludes certain acquisition and related integration costs such as adjustments to contingent consideration, retention bonuses, severance, lease terminations, and other acquisition-specific items. The Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(3) Interest Costs. In June 2014, the Company issued $402.5 million aggregate principal amount of 3.25% convertible senior notes and in November 2019, the Company issued $550.0 million aggregate principal amount of 1.75% convertible senior notes. In accordance with GAAP, the Company separately accounts for the value of the liability and equity features of its outstanding convertible senior notes in a manner that reflects the Company’s non-convertible debt borrowing rate. The value of the conversion features, reflected as a debt discount, is amortized to interest expense over time. Accordingly, the Company recognizes imputed interest expense on its 3.25% and 1.75% convertible senior notes of approximately 5.8% and 5.5%, respectively, in its income statement. The Company excludes the difference between the imputed interest expense and the coupon interest expense of 3.25% and 1.75%, respectively, because it is non-cash in nature and because the Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding core operational performance. The Company has determined excluding these items from the Non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(4) Amortization. The Company excludes amortization of patents and acquired intangible assets because it is non-cash in nature and because the Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(5) Change in Value on Investments. The Company excludes the change in value on its equity investments. The Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results.

(6) Tax Expense/Benefit from Prior Years. The Company excludes certain income tax-related items in respect of income tax audit settlements and their related FIN 48 accrual reversals. The Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results.

(7) Restructuring Costs. The Company excludes certain restructuring costs. The Company believes that the Non-GAAP financial measures excluding this item to provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results.

(8) Tax Expense/Benefit from Intra-Entity Transfers. The Company excludes certain income tax-related effects as a result of intra-entity transfers to the extent the related tax asset or liability in the financial statement is not recovered or settled, respectively during the year. During December 2019, the Company entered into an intra-entity asset transfer that resulted in the recording of a tax benefit and related tax asset representing tax deductible amounts to be realized in future years. The Company believes that the Non-GAAP financial measures excluding the cumulative future unrealized benefit of the assets transferred and including the tax benefit in the year of realization provides meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results.

(9) Convertible Debt Dilution. The Company excludes convertible debt dilution from diluted EPS. The Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results.

The Company presents Adjusted non-GAAP Cost of Revenues, Adjusted non-GAAP Research, Development and Engineering, Adjusted non-GAAP Sales and Marketing, Adjusted non-GAAP General and Administrative, Adjusted non-GAAP Interest Expense, Adjusted non-GAAP Other Expense (Income), Adjusted non-GAAP Income Tax Provision and Adjusted non-GAAP Net Income because the Company believes that these provide useful information about our operating results and enhance the overall understanding of past financial performance and future prospects.

J2 GLOBAL, INC. AND SUBSIDIARIES
NET INCOME TO ADJUSTED EBITDA RECONCILIATION
THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2019 AND 2018
(UNAUDITED, IN THOUSANDS)

The following table sets forth a reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP financial measure.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018

Net income	$123,023	$50,614	$218,806	$128,687
Plus:
Interest expense, net	18,921	15,559	69,546	61,987
Other expense (income), net	5,234	(1,443)	7,936	4,706
Income tax expense	(37,227)	21,395	(19,376)	44,760
Depreciation and amortization	61,623	54,324	232,032	187,174
Reconciliation of GAAP to Adjusted non-GAAP financial measures:
Share-based compensation	5,528	6,700	23,922	28,093
Acquisition-related integration costs	(1,080)	6,383	17,022	29,401
Investments	294	559	168	4,140
Additional indirect tax expense from prior years	—	—	104	378
Restructuring costs	—	184	—	184

Adjusted EBITDA	$176,316	$154,275	$550,160	$489,510

Adjusted EBITDA as calculated above represents earnings before interest and other expense, net, income tax expense, depreciation and amortization and the items used to reconcile GAAP to Adjusted non-GAAP financial measures, including (1) share-based compensation; (2) certain acquisition-related integration costs; (3) change in value on investments; (4) additional indirect tax expense from prior years; and (5) certain restructuring costs. We disclose Adjusted EBITDA as a supplemental Non-GAAP financial performance measure as we believe it is a useful metric by which to compare the performance of our business from period to period. We understand that measures similar to Adjusted EBITDA are broadly used by analysts, rating agencies and investors in assessing our performance. Accordingly, we believe that the presentation of Adjusted EBITDA provides useful information to investors.

Adjusted EBITDA is not in accordance with, or an alternative to, net income, and may be different from Non-GAAP measures used by other companies. In addition, Adjusted EBITDA is not based on any comprehensive set of accounting rules or principles. This Adjusted non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

J2 GLOBAL, INC. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

	Q1	Q2	Q3	Q4	YTD
2019
Net cash provided by operating activities	$116,854	$95,357	$97,096	$103,232	$412,539
Less: Purchases of property and equipment	(12,531)	(18,260)	(18,692)	(21,105)	(70,588)
Add: Contingent consideration*	—	8,698	(240)	—	8,458
Free cash flows	$104,323	$85,795	$78,164	$82,127	$350,409

* Free Cash Flows of $85.8 million for Q2 2019 and $78.2 million for Q3 2019 is before the effect of payments associated with certain contingent consideration associated with recent acquisitions.

	Q1	Q2	Q3	Q4	YTD
2018
Net cash provided by operating activities	$103,910	$102,383	$87,823	$107,209	$401,325
Less: Purchases of property and equipment	(13,165)	(15,393)	(16,370)	(11,451)	(56,379)
Free cash flows	$90,745	$86,990	$71,453	$95,758	$344,946

The Company discloses free cash flows as supplemental Non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that this Non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company’s performance. Accordingly, the Company believes that the presentation of this Non-GAAP financial measure provides useful information to investors.

Free cash flows is not in accordance with, or an alternative to, Cash Flows from Operating Activities, and may be different from Non-GAAP measures with similar or even identical names used by other companies. In addition, the Non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This Non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

J2 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
THREE MONTHS ENDED DECEMBER 31, 2019
(UNAUDITED, IN THOUSANDS)

	Cloud	Digital
	Services	Media	Corporate	Total
Revenues
GAAP revenues	$169,296	$236,290	$2	$405,588

Gross profit
GAAP gross profit	$132,345	$208,913	$2	$341,260
Non-GAAP adjustments:
Share-based compensation	133	2	—	135
Acquisition related integration costs	43	—	—	43
Amortization	450	—	—	450
Adjusted non-GAAP gross profit	$132,971	$208,915	$2	$341,888

Operating profit
GAAP operating profit	$56,165	$60,427	$(6,347)	$110,245
Non-GAAP adjustments:
Share-based compensation	1,211	1,146	3,171	5,528
Acquisition related integration costs	783	(1,863)	—	(1,080)
Amortization	19,531	28,663	589	48,783
Adjusted non-GAAP operating profit	$77,690	$88,373	$(2,587)	$163,476

Depreciation	2,995	9,845	—	12,840
Adjusted EBITDA	$80,685	$98,218	$(2,587)	$176,316

NOTE 1: Table above excludes certain intercompany allocations
NOTE 2: The table above is impacted by certain expenses associated with the Corporate entity that were allocated to the Cloud Services business and the Digital Media business as these costs are shared costs incurred by the Corporate entity. As a result, expenses were allocated from Corporate to Cloud Services and Digital Media in the amount of $2.5 million and $2.8 million, respectively.

The effects noted above reduce Adjusted EBITDA for Cloud Services and Digital Media by $2.5 million and $2.8 million respectively.

J2 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
THREE MONTHS ENDED DECEMBER 31, 2018
(UNAUDITED, IN THOUSANDS)

	Cloud	Digital
	Services	Media	Corporate	Total
Revenues
GAAP revenues	$148,099	$197,958	$2	$346,059

Gross profit
GAAP gross profit	$119,394	$170,701	$2	$290,097
Non-GAAP adjustments:
Share-based compensation	130	2	—	132
Acquisition Related Integration Costs	(50)	—	—	(50)
Amortization	544	—	—	544
Adjusted non-GAAP gross profit	$120,018	$170,703	$2	$290,723

Operating profit
GAAP operating profit	$57,968	$34,612	$(5,896)	$86,684
Non-GAAP adjustments:
Share-based compensation	1,748	1,074	3,878	6,700
Acquisition related integration costs	(447)	6,830	—	6,383
Amortization	13,821	29,195	714	43,730
Restructuring costs	—	184	—	184
Adjusted Non-GAAP operating profit	$73,090	$71,895	$(1,304)	$143,681

Depreciation	2,697	7,897	—	10,594
Adjusted EBITDA	$75,787	$79,792	$(1,304)	$154,275

NOTE 1: Table above excludes certain intercompany allocations
NOTE 2: The table above is impacted by certain expenses associated with the Corporate entity that were allocated to the Cloud Services business and the Digital Media business as these costs are shared costs incurred by the Corporate entity. As a result, expenses were allocated from Corporate to Cloud Services and Digital Media in the amount of $1.7 million and $1.8 million, respectively.

The effects noted above reduce Adjusted EBITDA for Cloud Services and Digital Media by $1.7 million and $1.8 million respectively.

J2 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
TWELVE MONTHS ENDED DECEMBER 31, 2019
(UNAUDITED, IN THOUSANDS)

	Cloud	Digital
	Services	Media	Corporate	Total
Revenues
GAAP revenues	$661,835	$710,211	$8	$1,372,054

Gross profit
GAAP gross profit	$517,565	$617,158	$8	$1,134,731
Non-GAAP adjustments:
Share-based compensation	516	9	—	525
Acquisition related integration costs	153	215	—	368
Amortization	1,893	—	—	1,893
Adjusted non-GAAP gross profit	$520,127	$617,382	$8	$1,137,517

Operating profit
GAAP operating profit	$238,104	$66,324	$(27,348)	$277,080
Non-GAAP adjustments:
Share-based compensation	3,796	5,016	15,110	23,922
Acquisition related integration costs	1,917	15,105	—	17,022
Amortization	69,386	110,623	2,487	182,496
Additional tax expense from prior years	104	—	—	104
Adjusted non-GAAP operating profit	$313,307	$197,068	$(9,751)	$500,624

Depreciation	11,585	37,951	—	49,536
Adjusted EBITDA	$324,892	$235,019	$(9,751)	$550,160

NOTE 1: Table above excludes certain intercompany allocations
NOTE 2: The table above is impacted by certain expenses associated with the Corporate entity that were allocated to the Cloud Services business and the Digital Media business as these costs are shared costs incurred by the Corporate entity. As a result, expenses were allocated from Corporate to Cloud Services and Digital Media in the amount of $9.7 million and $10.6 million, respectively.

The effects noted above reduce Adjusted EBITDA for Cloud Services and Digital Media by $9.7 million and $10.6 million, respectively.

J2 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
TWELVE MONTHS ENDED DECEMBER 31, 2018
(UNAUDITED, IN THOUSANDS)

	Cloud	Digital
	Services	Media	Corporate	Total
Revenues
GAAP revenues	$597,975	$609,314	$6	$1,207,295

Gross profit
GAAP gross profit	$475,821	$530,395	$5	$1,006,221
Non-GAAP adjustments:
Share-based compensation	506	4	—	510
Acquisition related integration costs	216	80	—	296
Amortization	2,230	—	—	2,230
Adjusted non-GAAP gross profit	$478,773	$530,479	$5	$1,009,257

Operating profit
GAAP operating profit	$230,180	$41,375	$(27,275)	$244,280
Non-GAAP adjustments:
Share-based compensation	7,075	5,037	15,981	28,093
Acquisition related integration costs	1,777	27,624	—	29,401
Amortization	50,738	93,764	3,577	148,079
Additional tax expense from prior years	378	—	—	378
Restructuring costs	—	184	—	184
Adjusted non-GAAP operating profit	$290,148	$167,984	$(7,717)	$450,415

Depreciation	10,016	29,079	—	39,095
Adjusted EBITDA	$300,164	$197,063	$(7,717)	$489,510

NOTE 1: Table above excludes certain intercompany allocations
NOTE 2: The table above is impacted by certain expenses associated with the Corporate entity that were allocated to the Cloud Services business and Digital Media business as these costs are shared costs incurred by the Corporate entity. As a result, expenses were allocated from Corporate to Cloud Services and Digital Media in the amount of $6.1 million and $5.9 million, respectively.

The effects noted above reduce Adjusted EBITDA for Cloud Services and Digital Media by $6.1 million and $5.9 million, respectively.